UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only(as permitted by
    Rule 14c-5(D)(2))
[ ] Definitive Information Statement


                                Zkid Network Co.
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee(Check the appropriate box)
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1)       Title of each class of securities to which transaction applies:


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2)       Aggregate number of securities to which transaction applies:


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3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

4)       Proposed maximum aggregate value of transaction:


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5)       Total fee paid:


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[ ]      Fee paid previously with preliminary materials.


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[  ]     Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:


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2)       Form, Schedule or Registration Statement No.:


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3)       Filing Party:


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4)       Date Filed:


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                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

INFORMATION STATEMENT......................................................   4
OUTSTANDING SHARES AND VOTING RIGHTS.......................................   5
AMENDMENTS TO THE ARTICLES OF INCORPORATION................................   5
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............   9
CHANGE IN CONTROL ARRANGEMENTS.............................................  10
ADDITIONAL INFORMATION.....................................................  11










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


                                ZKID Network Co.
                              666 Dundee Road # 705
                             Northbrook, Ill, 60062


                              INFORMATION STATEMENT

     This information statement pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C thereunder (the "Information Statement") has been mailed on or about March ___, 2006 to the stockholders of record as of March ___, 2006 (the "Record Date") of ZKID NETWORK CO. the "Company") in connection with certain actions to be taken pursuant to the written consent of the stockholders of the Company holding a majority of the outstanding shares of common stock, dated as of March ___, 2006.

     The actions to be taken pursuant to the written consent shall be taken on or about March ___, 2006, 20 days after the mailing of this information statement.

     THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                                          By Order of the Board of Directors,

                                           /s/ Ricky Tong Chiu
                                          -----------------------------------
                                          Ricky Tong Chiu
                                          Chairman of the Board





                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY



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

 NOTICE OF ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IN
      LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED MARCH ___, 2006

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to the written consent of stockholders holding a majority of the outstanding shares of common stock dated March ___, 2006, in lieu of a special meeting of the stockholders. Such action will be taken on or about March ___, 2006:

     1. The articles of incorporation of the Company, as amended (the "Articles of Incorporation"), will be amended and restated to change the Company's name from "ZKID NETWORK CO." to "EATware Corporation"; and

     2. The Articles of Incorporation will be amended and restated to effect a Four Thousand (4000) for One (1) reverse stock split, whereby, as of the Record Date, each stockholder shall receive One share for every Four Thousand shares then owned.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     As of the Record Date, the Company's authorized capitalization consisted of 500,000,000 shares of common stock ("Common Stock"), of which ___shares were issued and outstanding as of the Record Date. Holders of Common Stock have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

     Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposals by resolution dated March ___, 2006; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

     Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on March ___, 2006.

     The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                   AMENDMENTS TO THE ARTICLES OF INCORPORATION

     On March ___, 2006, the board of directors of the Company (the "Board of Directors") and the stockholders of the Company holding a majority of the outstanding shares of common stock of the Company approved an amendment to the Articles of Incorporation

   o to change the Company's name from ZKID NETWORK CO. to EATware Corporation and

   o to effect a Four Thousand (4000) for One (1) reverse stock split, whereby, as of the record date, each stockholder shall receive One share for every Four Thousand shares then owed.

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

                        THE CHANGE OF THE COMPANY'S NAME

     The amendments to the Articles of Incorporation will change the Company's name from ZKID NETWORK CO. to EATware Corporation. The Company is changing its name in anticipation of potentially merging the Company with a Chinese company operating in the telecommunications industry. There can be no assurance if or when the Company will enter into any agreement for a business acquisition, or that the Company will ever enter into the telecommunications industry.

                            THE REVERSE STOCK SPLIT

General

The Board of Directors and the stockholders of the Company holding a majority of the outstanding shares of common stock of the Company have approved an amendment to the Articles of Incorporation to effect a reverse stock split of the Company's common stock.

Background

The Company currently has 500,000,000 shares of Common Stock authorized, and approximately 493,869,907 shares of Common Stock are outstanding as of the Record Date. The Board of Directors believes that the price of the Common Stock is too low to attract investors to buy the stock. In order to proportionally raise the per share price of the Common Stock by reducing the number of shares of the Common Stock outstanding, the Board of Directors believes that it is in the best interests of the Company's stockholders to implement a reverse stock split. In addition, the Board of Directors believes that the share price of the Common Stock is a factor in whether the Common Stock meets investing guidelines for certain institutional investors and investment funds. Finally, the Board of Directors believes that the Company's stockholders will benefit from relatively lower trading costs for a higher priced stock. The combination of lower transaction costs and increased interest from institutional investors and investment funds may ultimately improve the trading liquidity of the Common Stock. The Board of Directors is not implementing the reverse stock split in anticipation of any future transaction or series of transactions, including any "going private" transaction.

Material Effects of the Reverse Stock Split

The reverse stock split will be effected simultaneously for all of the Common Stock, and the ratio will be the same for all of the Common Stock. The reverse stock split will affect all of the Company's stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company, except to the extent that the reverse stock split results in fractional share ownership.

The principal effect of the reverse stock split will be to reduce the number of shares of the Common Stock issued and outstanding from approximately 493,869,907 shares as of March ___, 2006 to approximately 123,467 shares.

In addition, the reverse stock split will increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

Effect on Fractional Stockholders

Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, affected stockholders will receive a cash payment in an amount equal to such fractional share multiplied by the closing price of the Common Stock on the date the reverse stock split is effected. After the reverse stock split, stockholders will have no further interest in the Company with respect to any fractional share. The Company currently has approximately ___record holders of the Common Stock. The reverse stock split may have a material effect on the number of record holders of the Common Stock.

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

Effect on Registered and Beneficial Stockholders

Upon the reverse stock split, the Company intends to treat stockholders holding the Common Stock in "street name", through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Common Stock in "street name". However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

Effect on Registered Certificated Shares

Stockholders whose shares are held in certificate form will receive a transmittal letter from our transfer agent, Madison Stock Transfer Inc., as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender certificate(s) representing pre-reverse stock split shares to the transfer agent. No new shares will be issued until outstanding certificate(s) are surrendered, together with properly completed and executed letter of transmittal, to the transfer agent. Stockholders should not submit any certificate(s) until requested to do so.

Procedure for Effecting Reverse Stock Split

The Company will promptly file an Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada to amend its existing Articles of Incorporation. The reverse stock split will become effective on the date of filing the Amended and Restated Articles of Incorporation, which is referred to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Amended and Restated Articles of Incorporation is set forth in Appendix A to this Information Statement. The text of the Amended and Restated Articles of Incorporation is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as the Board of Directors deems necessary and advisable to effect the reverse stock split.

Certain Risk Factors Associated with the Reverse Stock Split

Implementation of the reverse stock split entails various risks and uncertainties, including but not limited to the following:

   o There can be no assurance that the market price per share of the Common Stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of shares of the Common Stock outstanding before the reverse stock split. Accordingly, the total market capitalization of the Company after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

   o After the reverse stock split is effected, if the market price of the Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split.

   o There can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Common Stock may not necessarily improve.

   o The reduced number of shares that would be outstanding after the reverse stock split could adversely affect the liquidity of the Common Stock.


Authorized Shares

The reverse stock split will affect all issued and outstanding shares of the Common Stock and outstanding rights to acquire the Common Stock. Upon the effectiveness of the reverse stock split, the number of authorized shares of the Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of the Common Stock issued and outstanding.

The Company currently has 500,000,000 shares of authorized Common Stock and 493,869,907 shares of Common Stock issued and outstanding as of March ___, 2006.
Authorized but un-issued shares of Common Stock will be available for issuance, and the Company may issue such shares in the future. However, the Company has no current plans to issue any additional shares of common stock. If the Company issues additional shares of Common Stock, the ownership interest of holders of the Common Stock will be diluted.

The following table sets forth information regarding the Company's current and anticipated number of authorized shares and issued and outstanding shares of the Common Stock following implementation of the reverse stock split.

                                                                     Number of
                                                Number of Shares     Shares of    Number of Shares
                            Number of Shares    of Common Stock    Common Stock   of Common Stock
                             of Common Stock       Issued and      Reserved for    Available for
                               Authorized         Outstanding        Issuance        Issuance
                            ----------------    ----------------   ------------   ----------------
As As of March ___, 2006:      500,000,000        493,869,907        6,130,093        6,130,093

After Reverse Stock Split
at the Ratio of Four
Thousand for One:              500,000,000          123,467         499,876,533      499,876,533

Accounting Matters

The reverse stock split will not affect the par value of the Common Stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to the Common Stock on the Company's balance sheet will be reduced proportionately based on the reverse stock split ratio of Four Thousand-for-One, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be restated because there will be fewer shares of the Common Stock outstanding.

Potential Anti-Takeover Effect

Although the increased proportion of un-issued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of Company. Other than the reverse stock split, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

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

No Appraisal Rights

Under the General Corporation Law of the State of Nevada, the Company's stockholders are not entitled to appraisal rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material federal income tax consequences of the proposed reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and all other applicable authorities as of the date of this document, all of which are subject to change (possibly with retroactive effect). This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their Common Stock as compensation). In addition, this summary is limited to stockholders that hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

ACCORDINGLY, EACH STOCKHOLDER IS STRONGLY URGED TO CONSULT WITH A TAX ADVISER TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE REVERSE STOCK SPLIT.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefore. In general, stockholders who receive cash in exchange for their fractional share interests in the post-reverse stock split shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The stockholder's holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

The receipt of cash instead of a fractional share of the Common Stock by a United States holder of the Common Stock will result in a taxable gain or loss to such holder for federal income tax purposes based upon the difference between the amount of cash received by such holder and the adjusted tax basis in the fractional shares as set forth above. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder's holding period is greater than one year as of the effective date.

The tax treatment of each stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split. Each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information, as of March ___, 2006, concerning shares of common stock of the Company, the only class of its securities that are issued and outstanding, held by (1) each stockholder known by the Company to own beneficially more than five percent of the common stock,
(2) each director of the Company, (3) each executive officer of the Company, and
(4) all directors and executive officers of the Company as a group:

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

Name and Address                           Number of Shares          Percent
                                           Beneficially Owned        of Class

Maverick Enterprises, Ltd                     260,000,000              52.2%
Birmensdorferstr. 55
CH-8004
Zurich, Switzerland

Maverick Enterprises, Ltd                     5,000,000 (2)             1%
Birmensdorferstr. 55
CH-8004
Zurich, Switzerland

Ricky Tong Chiu (1)                               --                    0%
25C Grand Excelsior
85 Waterloo Road
Kowloon Hong Kong
                                                  --                    0%
Eddie Si Hou Chou (1)
Flat 5D, Block 2, Ronsdale Garden
25 Tai Hang Drive
Hong Kong

All officers and directors as a group             --                    0%

Total Beneficially Owned                      265,000,000              53.2%

    (1) The person named is an officer, director, or both.
    (2) Maverick Enterprises Ltd. is the holder of 1,000,000 Preferred shares which are convertible into 5,000,000 common shares. The figure above reflects the 5,000,000 common shares in their ownership figure even though no conversion has taken place. The preferred shares have thirty
        (30) votes per share

                         CHANGE IN CONTROL ARRANGEMENTS

     Maverick Enterprises, Ltd. (together, the "Buyers") acquired approximately 53.2% of the issued and outstanding shares of common stock of the Company (the "Transaction") from ZKID NETWORK CO., Donald Weisberg (collectively, the "Sellers") pursuant to the terms and conditions of a stock purchase agreement, dated February 3, 2006, among the Buyers, the Sellers and the Company (the "Stock Purchase Agreement"). Please note that the Company filed a copy of the Stock Purchase Agreement as exhibit 10.1 to its Current Report on Form 8-K filed with the SEC on February 8, 2006.

     Pursuant to the Transaction, the Buyers acquired control of the Company on February 3, 2005. The Buyers acquired control by purchasing approximately 53.2% of the issued and outstanding shares of common stock of the Company directly from the Sellers on the terms and conditions set forth in the Stock Purchase Agreement. The Buyers paid an aggregate of $550,000 for the shares of common stock acquired by them pursuant to the Stock Purchase Agreement.

     On February 3, 2006, we entered into an Securities Purchase Agreement with Maverick Enterprises Ltd., A BVI Corporation pursuant to which the Company agreed to issue 260,000,000 shares of common stock (the "Shares") of the

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

company. The consideration paid by Maverick Enterprises for the Shares was $220,000. All consideration received by the Company for the issuance of the Securities were used to pay-off existing liabilities of the Company. In connection with this transaction, Maverick Enterprises also assumed certain liabilities and obligations of the Company owed to third parties. There are no material relationships between the Company or it's affiliates and any of the parties of the Securities Purchase Agreement. This transaction closed on February 3, 2006.


     On February 3, 2006, Maverick Enterprises Ltd. also acquired 1,000,000 shares of the Issuer's Preferred stock directly from one shareholder of the Issuer. The preferred shares are convertible into 5,000,000 common shares and the preferred shareholder is entitled to 30 votes for each share of Preferred share. The shares were sold for approximately $130,000.00. The acquisition of these shares, along with the issuance of the common shares (as described above) represented the acquisition of 265,000,000 common shares or approximately 53.2% of the total outstanding stock of the Issuer (the "Majority Shares"). No part of the consideration used to acquire the majority of the Issuer's outstanding stock was from a loan. The total consideration used by Maverick Enterprises Ltd. to acquire the Majority Shares of the Issuer in both transactions, including legal fees, was $550,000.


                             ADDITIONAL INFORMATION

     The Company will provide upon request and without charge to each stockholder receiving this Information Statement a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, including the financial statements and financial statement schedule information included therein, as filed with the Securities and Exchange Commission. The Annual Report is incorporated in this Information Statement. You are encouraged to review the Annual Report together with subsequent information filed by the Company with the Securities and Exchange Commission and other publicly available information. A copy of any public filing is also available, at no charge, by contacting our legal counsel, Luke C. Zouvas, at 619-300-6971.



                                       By Order of the Board of Directors,

                                        /s/ Ricky Tong Chiu
                                       -----------------------------------
                                       Ricky Tong Chiu, President







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